Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, August 4, 2010
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS SECOND QUARTER 2010 RESULTS

Robust Second Quarter Revenue Growth and Cash Flows

NORTHBROOK, IL — August 4, 2010 — KapStone Paper and Packaging Corporation (NYSE: KS) (“KapStone” or the “Company”) today reported results for the second quarter ended June 30, 2010.

•                  Net sales of $199 million, up 13 percent versus Q1 2010; up 27 percent, versus 2009

•                  Average revenue per ton of $585, up $50 versus Q1 2010; up $56 versus 2009

•                  Cash flows from operations of $35.0 million, up $12.0 million versus Q1 2010

•                  Adjusted diluted EPS of $0.17, up $0.23 from Q1 2010; up $0.59 versus 2009

Roger W. Stone, Chairman and Chief Executive Officer, stated, “Our strong operating performance in the second quarter of 2010 coupled with favorable industry dynamics enabled KapStone to achieve record sales of $199.1 million, excluding the dunnage bag business.  Our mills produced 323,000 tons of paper and ran at a 99 percent operating rate. The $60 per ton price increase for linerboard and kraft paper announced in April should be fully realized next quarter.  In July, we announced an additional price increase of $60 per ton for linerboard and $40 to $60 per ton for kraft paper, both expected to be substantially realized in the fourth quarter of 2010. KapStone’s order backlog remains very strong. Our wood costs are declining from earlier in the year when unusually wet weather in the Southeast had put upward pressure on wood costs.  We decided not to make any voluntary repayments on our low cost debt, and therefore, our cash balance grew to nearly $22 million at June 30th and net debt was $106 million.”

Second Quarter Operating Highlights

Net sales for the quarter ended June 30, 2010 were $199.1 million compared to $156.5 million for the second quarter of 2009, an increase of $42.6 million or 27.2 percent. The increase in net sales was driven by $23.7 million of higher sales volume in the second quarter of 2010 compared to the second quarter of 2009, mainly due to increased demand reflecting improving economic conditions, $12.2 million due to higher average selling prices and $8.0 million due to a more favorable product mix reflecting a lower percentage of export linerboard sales. Exchange rates negatively impacted net sales by $1.3 million.

Excluding 2009’s $48.5 million of alternative fuel mixture tax credits (“AFTC”) (the tax credit expired on December 31, 2009), operating income of $12.5 million for the 2010 quarter increased by $27.6 million compared to the 2009 quarter primarily due to approximately $12.4 million of higher sales volume, $12.2 million of higher average selling prices, $6.2 million due to improved mix, $2.4 million of lower amortization expenses resulting from the expiration of a coal contract acquired as part of the Charleston Kraft Division acquisition, and $1.4 million of lower selling and administrative expenses due to the termination of the MeadWestvaco transitional support agreement in the fourth quarter of 2009.  Partially offsetting these gains were $4.0 million of higher compensation costs as certain benefits were reinstated in the first quarter of 2010.  Additionally, foreign exchange rates negatively impacted operating income by $1.3 million.

Interest expense of $0.8 million for the second quarter of 2010 decreased by $3.3 million over the comparable quarter in 2009 and reflected significantly lower debt levels as the Company made over $250 million of debt repayments in the last twelve months. At June 30, 2010, the interest rate on the majority of the Company’s debt is 1.85 percent.

The effective tax rate for the 2010 second quarter was 33.7 percent compared to 36.5 percent for the 2009 second quarter. The 2010 effective tax rate is lower due to the benefit related to the refundable tax credit from the inorganic content of black liquor burned in 2009 and a higher expected benefit from the domestic manufacturing deduction.

Cash Flow and Working Capital

Cash and cash equivalents increased by $18.0 million in the quarter ended June 30, 2010, reflecting $35.0 million provided by operating activities offset by $8.3 million used in investing activities and $8.7 million used in financing activities.

Total debt outstanding as of June 30, 2010, was $128.2 million and was reduced by $8.8 million during the second quarter of 2010.  The Company was in compliance with all debt covenants at June 30, 2010.

At June 30, 2010, the Company had approximately $73.7 million of working capital and $87.7 million of revolver borrowing capacity. During the quarter ended June 30, 2010, the Company received in cash approximately $13.2 million in federal income tax refunds and $7.9 million from alternative fuel mixture tax credits which were reflected in operating income in the quarter ended March 31, 2010. The Company made no voluntary debt prepayments in the second quarter of 2010, but rather started to build cash reserves.

In December 2009, the Company filed its registration as a cellulosic biofuel producer for the year 2009 and is awaiting approval. The cellulosic biofuel tax credit (“CBTC”), under Section 40(b)(6) of the Internal Revenue Service (“IRS”) Code, is a $1.01 per gallon credit for cellulosic biofuel producers. The IRS recently indicated in a memorandum dated June 28, 2010 that black liquor qualifies for the cellulosic biofuel producer credit.  However, the IRS also made it clear that companies could not use the same gallon of black liquor to claim both the AFTC and the CBTC.  The IRS is expected to provide guidance for converting AFTC’s to CBTC’s for qualifying producers.  KapStone claimed the AFTC for all gallons of black liquor burned once its AFTC registrations were approved in early 2009.  At this time, the Company estimates a $22 million potential future after tax benefit for CBTC relating to black liquor burned in 2009 prior to the Company’s AFTC registrations being approved.  If the Company were to receive any tax credits related to cellulosic biofuel it would be realized by reducing income tax payable beginning in late 2010.

Conclusion

In summary, Stone commented, “We achieved two key goals during the second quarter as we successfully implemented price increases and improved our product mix by converting a portion of our export linerboard business to domestic customers.  We believe that KapStone’s second half of 2010 will benefit on an increasing basis from the realization of the announced price increases and better mix management.  We are focused on maintaining strong cash flows to ensure a healthy and profitable future.”

Conference Call

KapStone will host a conference call at 11:00 a.m. Eastern Time, Thursday, August 5, 2010, to discuss the Company’s financial results for the 2010 second quarter.  All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866.788.0542

International: 857.350.1680

Participant Passcode: 442033661

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at http://earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (http://streetevents.com) a password-protected event management site.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is a leading North American producer of unbleached kraft paper products and linerboard.   The Company is the parent company of KapStone Kraft Paper Corporation which includes paper mills in Roanoke Rapids, NC and North Charleston, SC, a lumber mill in Summerville, SC, and five chip mills in South Carolina.  The business employs approximately 1,600 people.

Non-GAAP Financial Measures

In addition to our audited consolidated financial statements presented in accordance with U.S. GAAP, management uses certain non-GAAP measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance.  Investors are cautioned that EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are not financial measures under U.S. GAAP.  Management uses these measures to focus on the on-going operations, and believes that they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company.  Management uses EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs and potential future contingent earn-out payments to International Paper Company.  Reconciliations of net income to EBITDA, EBITDA to Adjusted EBITDA, net income to Adjusted Net Income, and diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release.  In addition, these measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations;  (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; and (7) the tax impact of the federal incentive program for alternative fuel mixtures and the Company’s qualification for the credit for cellulosic biofuel producers.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

($ In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2010	2009	%	2010	2009	%

Net sales	$199,119	$156,493	27.2%	$375,618	$297,077	26.4%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	146,684	88,354	-66.0%	276,985	184,838	-49.9%
Freight and distribution expenses	20,048	13,165	-52.3%	36,118	26,493	-36.3%
Selling, general and administrative expenses	8,942	7,630	-17.2%	16,041	16,187	0.9%
Depreciation and amortization	11,149	13,488	17.3%	22,495	27,097	17.0%
Gain / (loss) on sale of business	—	(704)	n/a	—	16,695	n/a
Other operating income	227	216	5.1%	510	448	13.8%
Operating income	12,523	33,368	-62.5%	24,489	59,605	-58.9%

Foreign exchange gain /(loss)	(532)	171	411.1%	(898)	(127)	-607.1%
Interest income	9	—	n/a	18	1	-1700.0%
Interest expense	818	4,156	80.3%	1,679	9,066	81.5%
Amortization of debt issuance costs	483	855	43.5%	1,259	1,678	25.0%
Income before provision for income taxes	10,699	28,528	-62.5%	20,671	48,735	-57.6%
Provision for income taxes	3,606	10,416	65.4%	7,187	19,511	63.2%

Net income	$7,093	$18,112	-60.8%	$13,484	$29,224	-53.9%

Earnings per share:
Basic	$0.15	$0.64		$0.30	$1.03
Diluted	$0.15	$0.63		$0.29	$1.02

Weighted-average number of shares outstanding:
Basic	45,917,254	28,370,298		45,700,323	28,370,273
Diluted	47,004,892	28,646,527		46,813,744	28,563,291

Effective tax rate	33.7%	36.5%		34.8%	40.0%

OPERATING SEGMENT DATA
($ In thousands)
			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2010	2009	%	2010	2009	%
Net sales
Unbleached kraft	$199,119	$156,493	27.2%	$375,618	$291,049	29.1%
Other	—	—	n/a	—	6,927	-100.0%
Intersegment sales elimination	—	—	n/a	—	(899)	100.0%
Total net sales	$199,119	$156,493	27.2%	$375,618	$297,077	26.4%

Operating income
Unbleached kraft	$18,684	$39,397	-52.6%	$35,439	$53,293	-33.5%
Other	—	—	n/a	—	748	-100.0%
Gain / (loss) on sale of business	—	(704)	100.0%	—	16,695	-100.0%
Corporate	(6,161)	(5,325)	-15.7%	(10,950)	(11,131)	1.6%
Total operating income	$12,523	$33,368	-62.5%	$24,489	$59,605	-58.9%

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,888	$2,440
Trade accounts receivable, net of allowances of $1,264 in 2010 and $1,217 in 2009	70,096	58,408
Other receivables	3,392	16,487
Inventories	70,044	61,377
Refundable and prepaid income taxes	5,362	13,757
Prepaid expenses and other current assets	4,817	1,690
Restricted cash	2,500	2,500
Deferred income taxes	5,172	5,604
Total current assets	183,271	162,263

Plant, property and equipment, net	464,351	470,278
Other assets	3,820	4,935
Intangible assets, net	24,432	26,198
Goodwill	4,811	5,449
Total assets	$680,685	$669,123

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,229	$18,630
Borrowings under revolving credit facility	—	7,400
Other current borrowings	1,285	—
Accounts payable	57,417	52,147
Accrued expenses	18,654	20,800
Accrued compensation costs	12,948	7,719
Total current liabilities	109,533	106,696

Long-term debt, net of current portion	103,570	121,031
Accrued pension and post-retirement benefits	6,402	5,949
Deferred income taxes	44,800	38,577
Other liabilities	51,560	48,080
Total other liabilities	206,332	213,637

Stockholders’ equity:
Preferred stock $0.0001 par value	—	—
Common stock $0.0001 par value	5	5
Additional paid-in capital	222,403	219,828
Retained earnings	142,530	129,046
Accumulated other comprehensive loss	(118)	(89)
Total stockholders’ equity	364,820	348,790
Total liabilities and stockholders’ equity	$680,685	$669,123

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

($ In thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating activities:
Net income	$7,093	$18,112	$13,484	$29,224
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,149	13,488	22,495	27,097
Stock based compensation expense	1,520	528	2,157	1,034
Amortization of debt issuance costs	483	855	1,259	1,678
Loss on disposal of assets	307	(87)	460	288
Deferred income taxes	3,756	4,180	6,655	11,345
Gain / (loss) on sale of business	—	704	—	(16,695)
Changes in operating assets and liabilities	10,693	28,601	11,486	8,816
Total cash provided by operating activities	$35,001	$66,381	$57,996	$62,787

Investing activities:
CKD acquisition	$—	$1,000	$638	$1,000
KPB acquisition including earn-out for sale of dunnage bag business	—	(3,977)	—	(3,977)
Proceeds from sale of business	—	—	—	36,083
Restricted cash	—	—	—	(2,500)
Capital expenditures	(8,256)	(6,587)	(15,504)	(12,910)
Total cash (used in) / provided by investing activities	$(8,256)	$(9,564)	$(14,866)	$17,696

Financing activities:
Proceeds from revolving credit facility	$24,900	$23,400	$76,700	$61,300
Repayments on revolving credit facility	(29,400)	(52,700)	(84,100)	(73,700)
Repayments of long-term debt and notes	(3,845)	(6,925)	(17,986)	(49,731)
Proceeds from other current borrowings	—	—	2,564	—
Repayments on other current borrowings	(427)	—	(1,279)	—
Payment of withholding taxes on vested restricted stock awards	(624)	—	(624)	—
Proceeds from exercises of stock options	217	—	544	—
Excess tax benefits from stock based compensation	360	—	388	—
Other	111	—	111	—
Debt issuance costs paid	—	35	—	(370)
Total cash (used in) / provided by financing activities	$(8,708)	$(36,190)	$(23,682)	$(62,501)

Net increase / (decrease) in cash and cash equivalents	18,037	20,627	19,448	17,982
Cash and cash equivalents-beginning of period	3,851	1,520	2,440	4,165
Cash and cash equivalents-end of period	$21,888	$22,147	$21,888	$22,147

KapStone Paper and Packaging Corporation

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$7,093	$18,112	$13,484	$29,224
Interest income	(9)	—	(18)	(1)
Interest expense	818	4,156	1,679	9,066
Amortization of debt issuance costs	483	855	1,259	1,678
Provision for income taxes	3,606	10,416	7,187	19,511
Depreciation and amortization	11,149	13,488	22,495	27,097
EBITDA (Non-GAAP)	$23,140	$47,027	$46,086	$86,575

Alternative fuel mixture tax credits	(40)	(48,562)	(22,195)	(54,006)
Planned maintenance outage	300	—	6,810	—
Dunnage bag business	—	704	—	(17,443)
Stock based compensation expense	1,520	528	2,157	1,034
Adjusted EBITDA (Non-GAAP)	$24,920	$(303)	$32,858	$16,160

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$7,093	$18,112	$13,484	$29,224
Alternative fuel mixture tax credits	(27)	(30,831)	(14,478)	(32,385)
Planned maintenance outage	199	—	4,442	—
Dunnage bag business	—	447	—	(10,460)
Stock based compensation expense	1,008	335	1,407	620
Adjusted Net Income (Non-GAAP)	$8,273	$(11,937)	$4,855	$(13,001)

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.15	$0.64	$0.30	$1.03
Alternative fuel mixture tax credits	—	(1.09)	(0.32)	(1.14)
Planned maintenance outage	—	—	0.10	—
Dunnage bag business	—	0.02	—	(0.37)
Stock based compensation expense	0.02	0.01	0.03	0.02
Adjusted Basic EPS (Non-GAAP)	$0.17	$(0.42)	$0.11	$(0.46)

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.15	$0.63	$0.29	$1.02
Alternative fuel mixture tax credits	—	(1.08)	(0.31)	(1.13)
Planned maintenance outage	—	—	0.09	—
Dunnage bag business	—	0.02	—	(0.37)
Stock based compensation expense	0.02	0.01	0.03	0.02
Adjusted Diluted EPS (Non-GAAP)	$0.17	$(0.42)	$0.10	$(0.46)